Sanford C. Bernstein Fund, Inc.
Exhibit 77Q3(a)
811-05555

(i) We have tested these disclosure controls and procedures as of October 30, 2002 and report that they are working properly to ensure that material information required to be disclosed in the report is so disclosed or, if not, is made known to the Certifying Officer, particularly during the period in which the reports are being prepared.

(ii) There were no significant changes in the registrant's internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

(iii) Certification:

I, Mark D. Gersten, certify that:

1. I have reviewed this report on Form N-SAR of Sanford C. Bernstein Fund, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-2(c) under the Investment Company Act) for the registrant and have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors
(or persons performing the equivalent functions):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officer and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date: November 27, 2002

/s/ Mark D. Gersten
Mark D. Gersten
The Person Performing the Function of Principal Financial Officer


Certification:

I, Roger Hertog, certify that:

1. I have reviewed this report on Form N-SAR of the Fund;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-2(c) under the Investment Company Act) for the registrant and have:

a)designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

c)presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent function):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officer and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date: November 27, 2002

/S/ Roger Hertog
Roger Hertog
President and Treasurer

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items #15, 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 completely, the correct answers are as follows:

Item 15 - Additional sub-custodians:

  HSBC Bank Middle East, Dubai branch, United Arab Emirates
  State Street Bank and Trust Co, London Branch, United Kingdom
  BankBoston, N.A., Montevideo, Uruguay
  Citibank, N.A., Caracas branch, Venezuela
  The Hong Kong and Shanghai Banking Corporation Limited, Ho Chi Minh City branch, Vietnam
  Barclays Bank of Zambia Limited, Lusaka, Zambia
  Barclays Bank of Zimbabwe Limited, Harare, Zimbabwe

Items 72DD1 and 72DD2 - Dividends paid per class:

Dividends paid from Net Investment Income:
New York Municipal
Municipal Class $32,521
Class A $913
Class B $470
Class C $429

Diversified Municipal
Municipal Class $60,623
Class A $435
Class B $221
Class C $144

California Municipal
Municipal Class $19,334
Class A $293
Class B $125
Class C $157

Items 73A1 and 73A2 - Dividends per share:

Dividends paid from Net Investment Income:
New York Municipal
Municipal Class $0.5400
Class A $0.3100
Class B $0.2500
Class C $0.2500

Diversified Municipal
Municipal Class $0.5600
Class A $0.3200
Class B $0.2600
Class C $0.2600

California Municipal
Municipal Class $0.5100
Class A $0.2900
Class B $0.2300
Class C $0.2300


Items 74U1 and 74U2 - Number of Shares Outstanding:

New York Municipal
Municipal Class 66,077
Class A 2,585
Class B 1,803
Class C 1,255

Diversified Municipal
Municipal Class 120,519
Class A 5,701
Class B 3,695
Class C 3,577

California Municipal
Municipal Class 40,939
Class A 2,393
Class B 1,281
Class C 1,628

Items 74V1 and 74V2 - Net Asset Value Per Share:

New York Municipal
Municipal Class $14.23
Class A $14.22
Class B $14.22
Class C $14.22
Diversified Municipal
Municipal Class $14.37
Class A $14.37
Class B $14.38
Class C $14.37

California Municipal
Municipal Class $14.59
Class A $14.59
Class B $14.59
Class C $14.59